                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                SONIC SOLUTIONS
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                SONIC SOLUTIONS
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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     (4) Proposed maximum aggregate value of transaction:

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     * Set forth the amount on which the filing fee is calculated and state how it was determined.


[X]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:  $125

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     (2) Form, Schedule or Registration Statement No.:  SCHEDULE 14A

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     (3) Filing Party:  SONIC SOLUTIONS

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     (4) Date Filed:  JULY 29, 1996

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Notes:
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

                              SONIC SOLUTIONS 1989
                               STOCK OPTION PLAN


1. PURPOSES OF THE PLAN. -- The purposes of the Stock option Plan (the "Plan") of Sonic Solutions, a California corporation (the "Company") are to:

     (a) Encourage employees, consultants, officers and directors to improve operations and increase profits of the Company;

     (b) Encourage employees to accept or continue employment with the Company or its Affiliates;

     (c) Increase the interest of employees, consultants, officers and directors in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock").

     Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonstatutory options" ("NSOs").

2. ELIGIBLE PERSONS. -- Every person who at the date of grant of an Option is an employee, consultant, officer or director of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NSOs or ISOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 425(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee, as well as a non-officer, non-director regular employee of the Company.

3. STOCK SUBJECT TO THIS PLAN. -- The total number of shares of stock which may be granted pursuant to this Plan is 2,090,000 shares of Common Stock. The shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan. Shares issued pursuant to an Option granted under the Plan which are repurchased by the Company in accordance with the terms of the Plan shall become available again for grants as NSOs under the Plan. The number of shares reserved for purchase under the Plan is subject adjustment in accordance with the provisions for adjustment in the Plan.

4.  ADMINISTRATION. --

    (a) This Plan shall be administered by the Board of Directors of the Company (the "Board") or by the Chief Executive Officer of the Company to whom administration of the Plan is hereby delegated (in either case, the "Administrator").

    (b) To the extent required by Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3") no Option shall be granted to (i) a director of the Company except by the Board when a majority of the members of the Board, and a majority of the directors acting in the matter, are "disinterested persons" (as defined below), or (ii) to an officer of the Company not a member of the Board except by the Board. "Disinterested person," for the purpose, shall have the same meaning as in Rule 16b-3 or any successor rule under the Securities Exchange Act or 1934, as amended (the "Exchange Act").

    (c) Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options:
    (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine

                    Sonic Solutions 1989 Stock Option Plan

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

    the terms and provisions of each Option granted (which need not be identical, including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the Optionee, to modify or amend any Option; (ix) to defer (with the consent of the Optionee) or accelerate the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

    (d) All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

5. GRANTING OF OPTIONS; OPTION AGREEMENT. -- No Options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board of Directors.

    Each option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the Optionee, or both to execute such an agreement shall not invalidate the granting of an Option. The agreement shall specify whether each Option it evidences is a NSO or an ISO.

    The Administrator may approve the grant of Options under the Plan to persons who are expected to become employees of the Company, but are not employees at the date or approval. In such cases, the Option shall be deemed granted, without further approval, on the date the grantee becomes an employee and must satisfy all requirements of this Plan for Options granted on that date.

6. TERMS AND CONDITIONS OF OPTIONS. -- Each Option granted under this Plan shall be designated as an NSO or an ISO. Each Option shall be subject to the terms and conditions set forth in Section 6.1. NSOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

    6.1 TERMS AND CONDITIONS TO WHICH ALL OPTIONS ARE SUBJECT. -- All Options granted under this Plan shall be subject to the following terms and conditions:

         6.1.1 CHANGES IN CAPITAL STRUCTURE. -- Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, appropriate adjustments shall be made in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board or Directors in its sole discretion.

         6.1.2 CORPORATE TRANSACTIONS. -- New option rights may be substituted for the option rights granted under this Plan, or the Company's obligations as to Options outstanding under this Plan may be assumed, by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved, in such manner that the then outstanding Options which are ISOs will continue to be "incentive stock options" within the meaning or Section 422A of the Code to the full extent permitted thereby. Notwithstanding the foregoing or the provisions or Section 6.1.1, if such employer corporation, or parent or subsidiary or such employer corporation, does not substitute new and substantially equivalent option rights for the option rights granted hereunder, or assume the option rights granted hereunder, the option rights granted hereunder shall terminate (a) upon dissolution or liquidation or the Company, or similar occurrence, or (b) upon any merger,

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                 consolidation, acquisition, separation, or similar occurrence, where the Company will not be a surviving corporation; provided, however, that each Optionee shall be mailed notice at least thirty-five (35) days prior to such dissolution, liquidation, merger, consolidation, acquisition, separation, or similar occurrence, and shall have at least thirty (30) days after the mailing or such notice to exercise any unexpired option rights granted hereunder to the extent exercisable on the date of such event.

          6.1.3 TIME OF OPTION EXERCISE. -- Except as necessary to satisfy the requirements of (S) 422A of the Code and subject to (S)Section 5 and 6.1.8, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) at such other times as are specified in the written stock Option agreement relating to such Option; provided, however, that if the Optionee is a director, such Option may not be exercisable, in whole or in part, at any time prior to the first anniversary of the date of Option grant, unless the Administrator determines that the foregoing provision is not necessary to comply with the provisions of Rule 16b-3 or that Rule 16b-3 is not applicable to the Plan.

          6.1.4 OPTION GRANT DATE. -- Except in the case of advance approvals described in (S) 5, the date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant. No Option shall be exercisable, however, until a written stock option agreement in form satisfactory to the Company is executed by the Company and the Optionee.

          6.1.5 NONASSIGNABILITY OF OPTION RIGHTS. -- No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, an Option shall be exercisable only by the Optionee.

          6.1.6 PAYMENT. -- Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion, may authorize any one or more the following additional methods of payment:

                 (a) Acceptance of the Optionee's full recourse promissory note for all or part of the option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified by federal tax law at which no additional interest on debt instruments of such type would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); and

                 (b) Delivery by the Optionee of Common Stock already owned by the Optionee for all or part of the option price, provided the value (determined as set forth in Section 6.1.11) of such Common Stock is equal on the date of exercise to the option price, or such portion thereof as the Optionee is authorized to pay by delivery of such stock.

          6.1.7 TERMINATION OF EMPLOYMENT OR SERVICE. -- Unless determined otherwise by the Administrator in its absolute discretion, to the extent not already expired or exercised, an Option shall terminate: (i) for Optionees not subject to Section 16(b) of the Exchange Act at the earlier of (a) the Expiration Date or
                 (b) three months after termination of employment or service as a consultant with the Company or any Affiliate; (ii) for Optionees who are non-employee directors, at the earlier of (a) the Expiration Date (as defined in Section 6.1.12) or (b) seven months after the last day served as a director of the

                    Sonic Solutions 1989 Stock Option Plan

                 Company or any Affiliate; and (iii) for Optionees who are employees and either directors or otherwise subject to Section 16(b) of the Exchange Act, at the earlier of (a) the Expiration Date, (b) three months after termination of employment with the Company or any Affiliate in the case of ISOs, and (c) in the case of NSOs, seven months after the later of termination of employment or services as a consultant with the Company or any Affiliate or the last day served as a director of the Company or any Affiliate; provided, that an Option shall be exercisable after the date of termination of employment or service as a consultant only to the extent exercisable on the date of termination; and provided further, that if termination of employment or service as a consultant is due to the Optionee's death or "disability" (as determined in accordance with Section 22(e)(3) of the Code), the Optionee, or the Optionee's personal representative (or any other person who acquires the Option from the Optionee by will or the applicable laws of descent and distribution), may at any time within 12 months after the termination of employment or service as a consultant (or such lesser period as is specified in the option agreement but in no event after the Expiration Date of the Option), exercise the rights to the extent they were exercisable on the date of the termination. A transfer of an Optionee from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence due to sickness, military service, or other cause duly approved by the Company, shall not be deemed a termination of employment or service as a consultant for purposes of this Plan.

          6.1.8 REPURCHASE OF STOCK.-- Unless otherwise determined by the Administrator at the time of grant, the stock to be delivered pursuant to the exercise of any Option granted to an Optionee under this Plan will be subject to a right or repurchase in favor of the Company with respect to any Optionee whose employment or service with the Company is terminated. Such right of repurchase shall be at the option exercise price and, unless otherwise determined by the Administrator at the time of grant, shall expire in accordance with the following schedule related to the date of the grant of the Option, the date of first employment, or such other date as may be set by the Administrator (in any case, the "Vesting Base Date") with respect to each Option grant:

                             . One year after the Vesting Base Date the
                         repurchase right shall expire with respect to 25% of the stock subject to grant.

                             . Thereafter, the repurchase right shall expire
                         with respect to 2.08331/3% of the shares subject to grant at the end of each succeeding calendar month.

                 Determination of the number of shares subject to such right of repurchase shall be made as of the date the employee's employment by or consultant's service with the Company terminates. The Company's repurchase right may be waived by the Board.

          6.1.9 WITHHOLDING AND EMPLOYMENT TAXES. -- At the time of exercise of an Option, the Optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. The Administrator may, in the exercise of its sole discretion, permit an Optionee to pay some or all of such taxes by means of a promissory note on such terms as the Administrator deems appropriate.

          6.1.10 TAX STATUS OF COMPANY. -- Notwithstanding any other term or condition of the Plan, no option shall be exercisable if issuance of shares upon exercise would cause the Company to cease to be a Subchapter S corporation under the relevant provisions of the Code.

                    Sonic Solutions 1989 Stock Option Plan

          6.1.11 OTHER PROVISIONS. -- Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall includes such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422A of the Code. If Options provide for a right of first refusal in favor of the Company with respect to stock acquired by employees, such Options shall further provide that the right of first refusal shall terminate upon the earlier of (i) the closing of the Company's initial registered public offering to the public generally, or (ii) the date ten
                 (10) years after the grant date as set forth in Section 6.1.4.

          6.1.12 DETERMINATION OF VALUE. -- For purposes of the Plan, the value of Common Stock or other securities of the Company shall be determined as follows :

                      (a) If the stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication.

                      (b) If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

                      (c) In the absence of an established market for the stock, the fair market value thereof shall be determined by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporation in the same or a similar line of business.

          6.1.13 OPTION TERM. -- No Option shall be exercisable more than ten years after the date of grant, or such lesser period of time as is set forth in the option agreement (the end of the maximum exercise period stated in the option agreement is referred to in this Plan as the "Expiration Date"). No Option granted to a Ten Percent Shareholder (as defined in Section 6.2.1) shall be exercisable more than five years after the date of grant.

    6.2 TERMS AND CONDITIONS TO WHICH ONLY NSOS ARE SUBJECT. -- Options granted under this Plan which are designated as NSOs shall be subject to the following terms and conditions:

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                                  Page 5 of 7

          6.2.1 EXERCISE PRICE.-- The exercise price of a NSO shall be not less than 85 percent of the fair market value (determined in accordance with Section 6.1.11) of the stock subject to the Option on the date of grant, except that the exercise price of a NSO granted to any person who owns, directly or by attribution, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Shareholder"), shall in no event be less than 110 percent of such fair market value.

    6.3 TERMS AND CONDITIONS TO WHICH ONLY ISOS ARE SUBJECT. -- Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

          6.3.1 EXERCISE PRICE. -- The exercise price of an ISO, which shall be approved by the Board of Directors, shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined as described in Section 6.1.11) of the stock covered by the Option at the time the Option is granted, except that the exercise price of an ISO granted to any Ten Percent Shareholder shall in no event be less than 110 percent of such fair market value.

          6.3.2 DISQUALIFYING DISPOSITIONS. -- If stock acquired upon exercise of an ISO is disposed of in a "disqualifying disposition" within the meaning of Section 422A of the Code, the holder of the stock immediately before the disposition shall notify the Company in writing of the date and terms of the disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure any related income tax deduction to which it is entitled.

          6.3.3 LIMITATIONS ON ISO EXERCISABILITY. -- To the extent required to cause ISOs granted under this Plan to constitute "incentive stock options" within the meaning of Section 422A(b) of the Code, notwithstanding any other provision in this Plan, all ISOs taken together granted to an Optionee under this Plan and under all incentive stock option plans of the Company or its Affiliates may not first become exercisable ("vest") at a rate of more than $100,000 worth of stock (measured on the grant date(s)) in any calendar year.

7. MANNER OF EXERCISE. -- An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price and, if required, by payment of any federal or state withholding or employment taxes required to be withhold by virtue of exercise of the Option will be considered as the date such Option was exercised.

    Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person a certificate or certificates for the requisite number of shares of stock. An Optionee or transferee of an Option shall not have any privileges as a shareholder with respect to any stock covered by the Option until the date of issuance of a stock certificate.

8. EMPLOYMENT RELATIONSHIP. -- Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any Optionee's employment or consulting at any time, nor confer upon any Optionee any right to continue in the employ or as a consultant of the Company or any of its Affiliates.

9. AMENDMENTS TO PLAN. -- The Board may amend this Plan at any time. Without the consent of an Optionee, no amendment may affect outstanding Options except to conform this Plan and ISOs granted under this Plan to federal or other tax laws relating to incentive stock options. No amendment shall require shareholder

                    Sonic Solutions 1989 Stock Option Plan
    approval unless shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes of the Board otherwise concludes that shareholder approval is advisable.

10. SHAREHOLDER APPROVAL; TERM. -- This Plan shall become effective upon adoption by the Board of Directors, provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval by shareholders of the Company voting at a validly called shareholders' meeting and holding a majority (or such greater number as may be required by law or applicable governmental regulations or orders) of the shares entitled to vote is obtained within 12 months after adoption by the Board of Directors. This Plan shall terminate ten years after adoption by the Board unless terminated earlier by the Board. the Board may terminate this Plan at any time without shareholder approval. No Options shall be granted after termination of this Plan, but termination shall not affect rights and obligations under then outstanding Options. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.

                    Sonic Solutions 1989 Stock Option Plan

                                  Page 7 of 7